EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Summit Financial Group, Inc. and its subsidiaries (“Summit”) and First Century Bankshares, Inc. and its subsidiary (“First Century”), as an acquisition by Summit of First Century, as contemplated by the Agreement and Plan of Merger dated as of June 1, 2016 by and between Summit and First Century.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under accounting principles generally accepted in the United States. Under the acquisition method of accounting, the assets and liabilities of First Century are recorded by Summit at their respective fair values as of the effective date of the merger, and the excess of the merger consideration over the fair value of First Century’s net assets is allocated to goodwill.

Summit has not had sufficient time to fully evaluate the fair values of the assets and liabilities of First Century. Accordingly, the unaudited pro forma adjustments, including the allocations of the purchase price, are preliminary and have been made solely for the purpose of providing this unaudited pro forma condensed combined financial information. A final determination of the fair values of First Century’s assets and liabilities will be based on the actual net tangible and intangible assets of First Century that existed as of the date of completion of the merger, April 1, 2017. Consequently, amounts preliminarily allocated to all assets and liabilities, identifiable intangibles and goodwill could change from those allocations used in the unaudited pro forma condensed combined financial statements and could result in changes to the amortization of acquired identifiable intangible assets and amortization or accretion of other fair value adjustments.

The unaudited pro forma condensed combined balance sheet gives effect to the merger as if the transaction had occurred on December 31, 2016. The unaudited pro forma condensed combined income statements for the year ended December 31, 2016 give effect to the merger as if the transaction had occurred on January 1, 2016. The unaudited pro forma condensed combined financial information included herein is presented for informational purposes only and does not necessarily reflect the financial results of the combined companies had the companies actually been combined at the beginning of the periods presented.

In connection with the integration of the operations of Summit and First Century, Summit will incur nonrecurring charges, such as costs related to systems conversions and severance paid to displaced employees. Such charges will affect Summit’s results of operations in the period in which they are incurred, however the unaudited pro forma condensed combined consolidated statement of income does not include the effects of the costs associated with any such integration activities resulting from the transaction, as they are nonrecurring in nature. This pro forma information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, or the potential impacts of current market conditions on revenues, among other factors.

The unaudited pro forma condensed combined financial information should be read in conjunction with and is qualified in its entirety by:

•	The accompanying notes to the unaudited pro forma condensed combined financial information;

•	Summit’s audited consolidated financial statements and accompanying notes as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, included in its Annual Report on Form 10-K for the year ended December 31, 2016;

•	First Century’s audited consolidated financial statements and accompanying notes as of December 31, 2016 and 2015, and for the years then ended, included as Exhibit 99.1 to this Current Report on Form 8-K/A dated as of April 1, 2017; and

•	Other information pertaining to Summit in previous filings with the Securities and Exchange Commission.

SUMMIT AND FIRST CENTURY

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

December 31, 2016

(dollars in thousands)

	Historical		Pro Forma
	Summit Financial Group, Inc.	First Century Bankshares, Inc.	Adjustments		Combined
ASSETS
Cash and due from banks	$4,262	$10,147	$(770)	(B)	$13,639
Interest bearing deposits with other banks	42,354	40,404	(14,989)	(A)	67,769
Securities available for sale	266,542	69,587			336,129
Securities held to maturity	—	34,606	212	(C)	34,818
Other investments	12,942	581	—		13,523
Loans held for sale, net	176	—	—		176
Loans, net	1,307,862	225,374	(3,233)	(D)	1,532,514
			2,511	(E)
Property held for sale	24,504	4,880	(1,769)	(F)	27,615
Premises and equipment, net	23,737	10,570	—		34,307
Accrued interest receivable	6,167	1,168	—		7,335
Identifiable intangibles	2,663	—	8,955	(H)	12,271
			653	(H)
Goodwill	10,989	5,183	1,305	(G)	12,294
			(5,183)	(G)
Other assets	56,449	2,296	(780)	(I)	57,965

Total assets	$1,758,647	$404,796	$(13,088)		$2,150,355

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Deposits	$1,295,519	$346,985	$807	(H)	$1,643,311
Short-term borrowings	224,461	9,445	—		233,906
Long-term borrowings	46,670	—	—		46,670
Subordinated debentures owed to
unconsolidated subsidiary trusts	19,589	—	—		19,589
Other liabilities	17,048	2,345	(735)	(J)	18,658

Total liabilities	1,603,287	358,775	72		1,962,134

Shareholders’ Equity
Common stock and related surplus	45,174	977	33,127	(A)	78,301
			(977)	(K)
Retained earnings	113,448	45,124	(45,609)	(L)	112,963
Accumulated other comprehensive (loss)	(3,262)	(80)	299	(M)	(3,043)

Total shareholders’ equity	155,360	46,021	(13,160)		188,221

Total liabilities and shareholders’ equity	$1,758,647	$404,796	$(13,088)		$2,150,355

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

SUMMIT AND FIRST CENTURY

Unaudited Pro Forma Condensed Combined Consolidated Statement of Income

For the Year Ended December 31, 2016

(dollars in thousands, except per share amounts)

	Historical		Pro Forma
	Summit Financial Group, Inc.	First Century Bankshares, Inc.	Adjustments		Combined
Interest income	$64,091	$13,341	$550	(N)	$77,910
			(72)	(O)
Interest expense	15,084	1,096	(327)	(Q)	15,853

Net interest income	49,007	12,245	805		62,057
Provision for loan losses	500	701	—		1,201

Net interest income after provision for loan losses	48,507	11,544	805		60,856

Noninterest income
Service fees	4,370	1,517	—		5,887
Insurance commissions	4,022	—	—		4,022
Income from fiduciary activities	—	1,965	—		1,965
Other	3,208	1,927	—		5,135

Total noninterest income	11,600	5,409	—		17,009

Noninterest expense
Salaries and employee benefits	19,573	5,906	—		25,479
Net occupancy expense	2,098	1,438	—		3,536
Equipment expense	2,759	1,121	—		3,880
Pension plan settlement costs	—	5,459	—		5,459
Other	10,372	5,033	1,194	(P)	16,599

Total noninterest expense	34,802	18,957	1,194		54,953

Income before income taxes	25,305	(2,004)	(389)		22,912
Income tax expense	8,008	(843)	(120)	(R)	7,045

Net income	$17,297	$(1,161)	$(269)		$15,867

Basic earnings per share	$1.62	$(0.61)			$1.30

Diluted earnings per share	$1.61	$(0.61)			$1.29

Dividends per share	$0.40	$0.85			$0.40

Average common shares outstanding
Basic	10,689,224	1,903,120	(365,208)	(S)	12,227,136
Diluted	10,716,871	1,903,120	(365,208)	(S)	12,254,783

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION

Note 1. Basis of Presentation

The unaudited pro forma condensed combined consolidated financial information presents the combined financial statements of Summit and First Century after giving effect to the merger assuming the merger had occurred as of December 31, 2016 for purposes of balance sheet presentation and January 1, 2016 for purposes of the presentation of the statements of income for year ended December 31, 2016.

The unaudited pro forma condensed combined consolidated balance sheet includes the effect of preliminary estimated adjustments to record First Century’s assets acquired and liabilities assumed at their respective fair values based on management’s best estimate using information available at this time. The final determination of estimated fair values of First Century’s assets and liabilities has not been made and will be based on the actual assets and liabilities that exist as of the date of the completion of the merger, April 1, 2017. Consequently, fair value adjustments and amounts preliminarily allocated to assets, including identifiable intangible assets, goodwill and liabilities could change significantly from amounts preliminarily allocated in the unaudited pro forma condensed combined consolidated financial statements presented herein. The value of the final purchase price is based, in part on the closing price of Summit’s common stock on the date preceding the date of the merger, which for purposes of the unaudited pro forma condensed combined financial information, is $21.54 per share, which was its closing price per share on March 31, 2017.

Summit and First Century anticipate that nonrecurring charges, such as systems conversion costs, legal, investment banking, fees paid to regulatory agencies, severance costs, and other merger-related costs will be incurred. Summit also anticipates that as a result of the integration following the completion of the merger, there will be certain cost savings resulting from the integration of the operations of the companies. The unaudited pro forma condensed combined consolidated statements of income do not include the effects of the costs associated with any nonrecurring charges related to integration activities resulting from the merger, as they are nonrecurring in nature. In addition, the unaudited pro forma condensed combined financial information does not include any expected cost savings to be realized as a result of the merger. However, these charges and savings will affect the statements of income of the combined company following the completion of the merger and in the periods in which they are recorded and/or realized. The unaudited pro forma condensed combined consolidated balance sheet does include a pro forma adjustment to reduce cash, other liabilities and shareholders’ equity to reflect the payment of certain anticipated merger and integration costs, including amounts paid for systems conversion costs, legal, investment banking, severance costs, and other merger-related costs.

Note 2. Pro Forma Adjustments

The merger will be accounted for under the acquisition method of accounting under accounting principles generally accepted in the United States, whereby the acquired assets and assumed liabilities of First Century will be recorded by Summit at their estimated fair values as of the date of the completion of the merger. The following summarizes the estimated fair value adjustments reflected in the unaudited condensed combined balance sheet as if the merger had been completed on December 31, 2016 and the estimated effect of these adjustments for the unaudited condensed combined statements of income for the year ended December 31, 2016 as if the merger had been completed on January 1, 2016. The estimated fair value and other acquisition accounting adjustments are preliminary; actual amounts could differ significantly.

Balance Sheet Adjustments

(A)	Effect of stock and cash consideration paid by Summit to First Century’s shareholders in conjunction with the merger. Under the terms of the First Century transaction, Summit paid total consideration of $22.50 per share for each of the 1,903,120 outstanding common shares of First Century. Each outstanding share of First Century common stock was canceled and converted into the right to receive (i) 1.2433 shares of Summit common stock, (ii) cash in the amount of $22.50 per share of First Century common stock, or (iii) a combination of cash and shares of Summit common stock in accordance with the election procedures set forth in the merger agreement. Accordingly, the following consideration was paid to First Century’s shareholders in conjunction with the merger:

(i)	Stock consideration: Issuance of 1,537,912 shares of Summit common stock valued $21.54 per share, its closing price as of March 31, 2017

(ii)	Cash consideration: $14,989,000

(B)	Adjustment to reflect the payment of estimated costs related to the completion of the merger, including systems conversion costs, legal, investment banking and accounting fees, fees paid to regulatory agencies, severance costs, and other merger-related expenses.

(C)	Adjustment to reflect First Century’s securities held to maturity at fair value.

(D)	Adjustment to reflect First Century’s loan portfolio at estimated fair value, including adjustments for credit and interest rates.

(E)	Adjustment to eliminate First Century’s existing allowance for loan losses and related accounts ($2,511,000).

(F)	Adjustment to reflect First Century’s foreclosed properties at fair value.

(G)	Adjustment to reflect the elimination of First Century’s existing goodwill ($5,183,000) and the addition of the estimated goodwill resulting from the allocation of the total purchase price in excess of the estimated fair value of identifiable net assets acquired ($1,305,000). (See Note 3, “Pro Forma Allocation of Purchase Price” below for additional information.)

(H)	Adjustment to reflect the estimated core deposit intangible asset ($8,955,000), estimated fair value of mortgage servicing rights ($653,000) and estimated fair value adjustment of time deposits ($807,000).

(I)	Adjustment reflects two components related to the net deferred tax assets of the pro forma combined company. One component is to reflect $1,065,000 net deferred tax liability resulting from the estimated fair value adjustments. (See Note 3, “Pro Forma Allocation of Purchase Price” below for additional information.) The second component is to reflect $285,000 net deferred tax asset resulting from the deduction of anticipated merger-related costs of $770,000.

(J)	Adjustment to eliminate First Century’s existing deferred tax liabilities.

(K)	Adjustment to eliminate First Century’s common stock and related surplus.

(L)	Adjustment reflects two components. One component is to eliminate First Century’s retained earnings ($45,124,000). The second component reflects $770,000 in estimated merger-related costs, net of taxes of $285,000.

(M)	Adjustment to eliminate First Century’s accumulated other comprehensive income related to unrealized losses on available for sale securities.

Income Statement Adjustments

(N)	Adjustment reflects accretion of the estimated credit and interest rate fair value adjustments associated with First Century’s loan portfolio. These adjustments were calculated on a straight-line basis using an accretion period of 5 years which approximates the average remaining life of the loans.

(O)	Adjustment represents the amortization of the held to maturity securities fair value adjustment over the average remaining life of approximately 3 years.

(P)	Adjustment represents the amortization of the core deposit intangible asset over the estimated average life of 14 years using an accelerated method which approximates the estimated runoff of deposits.

(Q)	Adjustment represents the accretion of time deposit fair value adjustment using a straight line method based on remaining months to maturity of each related time deposit.

(R)	Adjustment represents income taxes associated with the pre-tax pro forma adjustments assuming a 37% annual effective tax rate for all periods.

(S)	Weighted-average basic and diluted shares outstanding were adjusted to effect the transaction as though the common stock issued (1,537,912 shares) was outstanding for the entire year.

Note 3. Pro Forma Allocation of Purchase Price

The following table presents the pro forma allocation of the purchase price paid for the net assets of First Century and the estimated goodwill resulting from the allocation of the purchase price.

(in thousands, unaudited)
Purchase price:
Issuance of common stock	$33,127
Cash consideration	14,989

Total purchase consideration		$48,116
First Century’s net assets at estimated fair value:
First Century’s equity at December 31, 2016	46,021
Estimated fair value adjustments:
Eliminate First Century’s existing allowance for loan losses	2,511
Securities held to maturity	212
Loans	(3,233)
Foreclosed properties	(1,769)
Mortgage servicing rights	653
Core deposit intangible	8,955
Time deposits	(807)
Unrecognized gain on First Century’s OPEB Plan	(219)
Eliminate First Century’s existing deferred taxes	735
Net deferred tax asset on acquisition accounting adjustments	(1,065)
Eliminate First Century’s existing goodwill	(5,183)

Estimated fair value of identifiable net assets acquired		46,811

Goodwill – purchase price in excess of fair value of net identifiable assets acquired		$1,305

Note 4. Estimated Amortization/Accretion of Acquisition Accounting Adjustments

The following table presents an estimate of the expected effects of the First Century estimated aggregate acquisition accounting adjustments reflected in the pro forma combined condensed financial statements on the future pre-tax net income of Summit.

	For the Years Ending December 31,
(unaudited, in thousands)	2017	2018	2019	2020	2021
Securities held to maturity	$(72)	$(70)	$(70)	$—	$—
Loans, net of unearned income	550	550	550	550	550
Deposits	256	239	169	107	33
Core deposit intangible	(895)	(1,130)	(1,045)	(959)	(875)

Decrease in pre-tax income	$(161)	$(411)	$(396)	$(302)	$(292)